EXHIBIT 4.3

CONSENT OF HOLDERS OF A MAJORITY OF OUTSTANDING PRINCIPAL VALUE OF 15% SECURED CONVERTIBLE PROMISSORY NOTES DATED JANUARY 13, 2006 AND DATED JANUARY 22, 2007 TO DEFER PAYMENTS

This Consent is executed and delivered on this 2nd day of August 2007 by the undersigned holders of a majority of the outstanding principal value of the 15% Secured Convertible Promissory Notes issued by Matritech, Inc. (the “Borrower”) on January 13, 2006 (the “Series A Notes”) pursuant to the Securities Purchase Agreement, dated as of January 13, 2006, by and among the Borrower and the purchasers party thereto and previously amended on January 22, 2007 and July 27, 2007 (the “Series A Purchase Agreement”) and the undersigned holders of a majority of the outstanding principal value of the 15% Secured Convertible Promissory Notes issued by the Borrower on January 22, 2007 (the “Series B Notes”) pursuant to the Securities Purchase Agreement, dated as of January 22, 2007, by and among the Borrower and the purchasers party thereto and previously amended on July 27, 2007 (the “Series B Purchase Agreement”).  The undersigned holders of a majority of the outstanding principal value of the Series A Notes shall be referred to as the “Series A Majority Holders.”  The undersigned holders of a majority of the outstanding principal value of the Series B Notes shall be referred to as the “Series B Majority Holders.”  All capitalized terms used in this Consent but not otherwise defined herein shall have the meanings ascribed to such terms in the Series A Purchase Agreement and the Series B Purchase Agreement, respectively.

1.           Each undersigned Series A Holder hereby consents to the deferral of all payments of principal and interest due to the undersigned from the Borrower at any time on or after August 2, 2007 on the Series A Notes until the earlier of (a) a Change of Control of the Borrower (as defined in the Series A Notes) or (b) the Scheduled Maturity Date.

2.           Each undersigned Series B Holder hereby consents to the deferral of all payments of principal and interest due to the undersigned from the Borrower at any time on or after August 2, 2007 on the Series B Notes until the earlier of (a) a Change of Control of the Borrower (as defined in the Series B Notes) or (b) the Scheduled Maturity Date.

3.   This Consent may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and by facsimile transmission or portable document format (“pdf”), which facsimile or pdf signatures shall be considered original executed counterparts.  This Consent shall be binding upon all Series A Holders and Series B Holders signing this Consent regardless of whether or not all other holders of Series A Notes and Series B Notes sign this Consent.

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IN WITNESS WHEREOF, the undersigned Series A Majority Holders and the undersigned Series B Majority Holders have executed this Consent as of the day first above written.

Holders:

SDS Capital Group SPC, Ltd., on behalf of its
Class D segregated portfolio

By: /s/ Steve Derby
Name:  Steve Derby
Title:    Director
Series A Notes Held: $1,323,333  principal
Series B Notes Held: $1,140,000 principal

ProMed Partners, L.P.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series A Notes Held: $131,476  principal
Series B Notes Held: $320,399 principal

ProMed Partners II, L.P.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series B Notes Held: $16,816 principal

ProMed Offshore Fund, Ltd.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series A Notes Held: $22,539 principal
Series B Notes Held: $48,072 principal

IN WITNESS WHEREOF, the undersigned Series A Majority Holders and the undersigned Series B Majority Holders have executed this Consent as of the day first above written.

ProMed Offshore Fund II, Ltd.

By: /s/ David B. Musket
Name:  David B. Musket
Title:    Managing Director
Series A Notes Held: $835,569 principal
Series B Notes Held: $414,713 principal

David B. Musket, Individually

/s/ David B. Musket
Series A Notes Held: $106,875 principal
Series B Notes Held: $250,000 principal

H&Q Life Science Investors

By: /s/ Daniel R. Omstead
Name:  Daniel R. Omstead
Title:    President
Series A Notes Held: $1,583,333 principal
Series B Notes Held: $1,000,000 principal

The term H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, and neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.